UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 20, 2004

Commission File Number 001-31657

ARENA RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	73-1596109
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

4920 South Lewis Street, Suite 107

Tulsa, Oklahoma 74105

(Address of principal executive officers)

(918) 747-6060

(Issuer’s telephone number)

On January 4, 2005, Arena Resources, Inc. (the “Company”) filed a Form 8-K to report the acquisition of its interest in the Fuhrman-Mascho Property mineral leases (“Fuhrman-Mascho”) located in Andrews County, Texas.  This Amendment No. 1 to the Form 8-K is to present the financial statements of Fuhrman-Mascho and the unaudited pro forma financial information of Arena Resources, Inc. as required.

Item 2.01 – Completion of Acquisition or Disposition of Assets

On December 20, 2004, the Company consummated a transaction pursuant to which it acquired a 100% working interest, 75% net revenue interest, in the Fuhrman-Mascho Property mineral leases (“Fuhrman-Mascho”) located in Andrews County, Texas.  The Fuhrman-Mascho leases were acquired primarily from four entities; Paul D. Friemel & Assoc, Inc., Compostella Oil Company, Redco Oil & Gas Inc. and Terry N. Stevens, Inc., all unaffiliated companies with respect to the Company. The Company issued 30,000 shares of common stock to Redemption Marketing, a company owned by Bill Parsons, as a consulting and finder’s fee relating to the property acquisition.  The effective date of the acquisition was December 1, 2004 and the results of operations of the Fuhrman-Mascho property will be included in the results of operations of the Company from that date.

Fuhrman-Mascho consists of 84 leases with a total of 172 operating oil and gas wells. The Company purchased Fuhrman-Mascho for its current production and cash flow, as well as for the drilling and development opportunities from the property. The purchase price, including acquisition costs, was $10,966,495 and consisted of $9,667,381 of cash paid to the sellers, $44,421 in cash acquisition costs, 180,013 shares of the Company’s common stock, valued at $1,260,091, or $7.00 per share, and the issuance of put and call options with a net value of $24,602.  The acquisition was funded through the use of cash on hand and our credit facility secured from the Company’s principal lender.

Item 9.01 – Financial Statements and Exhibits

ARENA RESOURCES, INC.

FUHRMAN-MASCHO PROPERTY LEASES ACQUIRED

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On November 18, 2004, Arena Resources, Inc. entered into a binding letter of intent to acquire the working interests of the Fuhrman-Mascho Property mineral leases under the terms of an Asset Purchase Agreement (the “Agreement”). Under the terms of the agreement, the sellers transferred effective control of the property to the Company on December 1, 2004 without restrictions. Accordingly, the acquisition date was December 1, 2004. On December 20, 2004, the Company made cash payments to the sellers of $9,667,381, issued the sellers 150,013 shares of common stock valued at $1,050,091 or $7.00 per share, issued the sellers put options entitling the sellers to demand that the Company reacquire the 150,013 shares of common stock at $7.00 per share from November 1, 2006 through November 30, 2006, valued at $160,379, and received call options from the sellers entitling the Company to reacquire the 150,013 shares of common stock at $8.50 per share from the date issued through November 1, 2006 and valued at $135,777. In addition, the Company paid acquisition costs of $254,421, including the issuance of 30,000 shares of common stock as a consulting and finder’s fee, valued at $210,000, or $7.00 per share. The consideration paid or issued on December 20, 2004 was discounted to December 1, 2004 at 5% and resulted in recognition of an unamortized discount of $30,000 at December 1, 2004.

The following unaudited pro forma condensed balance sheet has been prepared as though the acquisition of the Fuhrman-Mascho Property and the related financing had occurred on September 30, 2004 and the unaudited pro forma condensed statements of operations have been prepared to present the operations of the Company for the nine months ended September 30, 2004 and for the year ended December 31, 2003 as though the acquisition of Fuhrman-Mascho and the related financing had occurred at the beginning of each of those periods. The unaudited pro forma financial information is illustrative of the effects of the acquisition on operations of the Company and does not necessarily reflect the results of operations that would have resulted had the acquisition actually occurred at those dates.  In addition, the pro forma financial information is not necessarily indicative of the results that may be expected for the year ended December 31, 2004, the year ending December 31, 2005, or any other period.

ARENA RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

SEPTEMBER 30, 2004

		Furhman
	Arena	Mascho
	Historical	Property		Pro Forma
ASSETS
Current Assets
Cash	$ 1,864,707	$ (711,802)	(1)	$ 1,152,905
Account receivable	849,672			849,672
Prepaid expenses	33,136	-		33,136

Total Current Assets	2,747,515	(711,802)		2,035,713

Property and Equipment, Using Full Cost Accounting
Oil and gas properties subject to amortization	19,946,473	11,416,895	(1)	31,363,368
Drilling advances	229,363	-		229,363
Equipment	26,687	-		26,687
Office equipment	37,013	-		37,013
Total Property and Equipment	20,239,536	11,416,895		31,656,431
Less: Accumulated depreciation and amortization	(1,106,559)			(1,106,559)

Net Property and Equipment	19,132,977	11,416,895		30,549,872

Total Assets	$ 21,880,492	$ 10,705,093		$ 32,585,585

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$ 651,214	$ -		$ 651,214
Accrued liabilities	107,606	-		107,606
Put option	-	-		-

Total Current Liabilities	758,820	-		758,820

Long-Term Liabilities
Notes payable	-	9,000,000	(1)	9,000,000
Notes payable to officers	400,000	-		400,000
Put option	-	160,379	(1)	160,379
Asset retirement liability	677,720	450,400	(1)	1,128,120
Deferred income taxes	1,599,280	-		1,599,280

Total Long-Term Liabilities	2,677,000	9,610,779		12,287,779

Stockholders' Equity
Preferred stock - $0.001 par value; 10,000,000 shares authorized;
no shares issued or outstanding	-	-		-
Common stock - $0.001 par value; 100,000,000 shares
authorized; 8,911,397 shares and 9,091,410 shares pro forma
outstanding, respectively	8,911	180	(1)	9,091
Additional paid-in capital	13,931,604	1,094,134	(1)	15,025,738
Options and warrants outstanding	2,572,739	-		2,572,739
Retained earnings	1,931,418	-		1,931,418

Total Stockholders' Equity	18,444,672	1,094,314		19,538,986

Total Liabilities and Stockholders' Equity	$ 21,880,492	$ 10,705,093		$ 32,585,585

ARENA RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

		Furhman
	Arena	Mascho
	Historical	Property		Adjustments		Pro Forma

Oil and Gas Revenues	$ 5,509,784	$ 2,391,684	(2)	$ (620,790)	(7)	$ 7,280,678

Costs and Operating Expenses
Oil and gas production costs	1,284,753	1,285,825	(2)	(286,676)	(7)	2,283,902
Oil and gas production taxes	404,268	99,617	(2)	(25,476)	(7)	478,409
Depreciation, depletion and amortization	553,038	-		396,845	(3)	949,883
General and administrative expense	473,391	-		-		473,391

Total Costs and Operating Expenses	2,715,450	1,385,442		84,693		4,185,585

Other Income (Expense)
Gain from change in fair value of put options	2,905	-		-		2,905
Accretion expense	(38,072)	-		(23,974)	(4)	(62,046)
Interest expense	(128,407)	-	(5)	(241,920)	(5)	(370,327)

Net Other Expense	(163,574)	-		(265,894)		(429,468)

Income Before Provision for Income Taxes	2,630,760	1,006,242		(971,377)		2,665,625

Provision for Deferred Income Taxes	(942,521)			(16,280)	(6)	(958,801)

Net Income	$ 1,688,239	$ 1,006,242		$ (987,657)		$ 1,706,824

Basic Income Per Common Share	$ 0.24					$ 0.23
Diluted Income Per Common Share	$ 0.22					$ 0.21

Basic Weighted-Average Common Shares Outstanding	7,163,734	180,013				7,343,747
Effect of dilutive securities:
Warrants	429,739	150,013				579,752
Stock options	243,441					243,441
Diluted Weighted-Average Common Shares Outstanding	7,836,914					8,166,940

ARENA RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

		Furhman
	Arena	Mascho
	Historical	Property		Pro Forma

Oil and Gas Revenues	$ 3,665,477	$ 1,930,604	(2)	$ 5,596,081

Costs and Operating Expenses
Oil and gas production costs	1,149,136	1,250,661	(2)	2,399,797
Oil and gas production taxes	269,563	82,120	(2)	351,683
Depreciation, depletion and amortization	360,282	478,228	(3)	838,510
General and administrative expense	557,576	-		557,576

Total Costs and Operating Expenses	2,336,557	1,811,009		4,147,566

Other Income (Expense)
Gain from change in fair value of put options	47,699	-		47,699
Accretion expense	(32,212)	(31,970)	(4)	(64,182)
Interest expense	(38,798)	(313,515)	(5)	(352,313)

Net Other Expense	(23,311)	(345,485)		(368,796)

Income (Loss) from Operations Before Provision for Income Taxes
and Cumulative Effect of Change in Accounting Principle	1,305,609	(225,890)		1,079,719

Provision for (Benefit from) Deferred Income Taxes	(484,298)	79,920	(6)	(404,378)

Income (Loss) from Operations Before Cumulative Effect of
Change in Accounting Principle	$ 821,311	$ (145,970)		$ 675,341

Income from Operations Before Cumulative Effect of Change
in Accounting Principle per Share
Basic	$ 0.12			$ 0.10
Diluted	$ 0.11			$ 0.09

Basic Weighted-Average Common Shares Outstanding	6,759,858	180,013		6,939,871
Effect of dilutive securities:
Warrants	231,476	150,013		381,489
Stock options	250,342			250,342
Diluted Weighted-Average Common Shares Outstanding	7,241,676			7,571,702

ARENA RESOURCES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

(1)

To record the acquisition of the Fuhrman-Mascho Property. The consideration paid and liabilities assumed consisted of the following:

(a)

 Cash payments totaling $9,667,381 including $500,000 paid as a deposit on December 3, 2004, $9,000,000 paid December 20, 2004 at closing and $167,381 paid for oil in the tanks at December 1, 2004. The cash payments were discounted to December 1, 2004 at 5% and resulted in recognition of an unamortized discount of $30,000 at December 1, 2004.

(b)

 A total of 150,013 shares of common stock issued to the sellers, issued as of December 1, 2004 and valued at $1,050,091, or $7.00 per share, based on the average market value of Arena’s common stock during the period from three days before through three days following November 18, 2004, the date of the Letter of Intent.

(c) Receipt of call options as of December 1, 2004 on the 150,013 shares issued as part of the acquisition.  The option permits the Company to repurchase 150,013 shares of its common stock at $8.50 per share through November 1, 2006.  The call options are exercisable at the Company’s discretion and were recorded as a reduction of additional paid-in capital based on their fair value of $135,777 on the date received.  The fair value of the call options was determined using the Black-Scholes option pricing model with the following assumptions: 3% risk-free interest rate; 33.5% expected volatility; two year expected life and 0% dividend yield. The call option is part of permanent equity and will not be revalued.

(d) Issuance of put options as of December 1, 2004 on the 150,013 shares issued as part of the acquisition.  The put options permit the holders to demand the Company reacquire 150,013 shares at $7.00 per share during a 30 day period, starting November 1, 2006.  The put options were recorded as a long-term liability based on their fair value of $160,379 on December 1, 2004.  The fair value of the put options was determined using the Black-Scholes option pricing model with the following assumptions: 3% risk-free interest rate; 33.5% expected volatility; two year expected life and 0% dividend yield.  The put options are derivatives and as such, the liability will be revalued to its fair value at each balance sheet date with adjustments to fair value being recognized as gain or loss on the change in the fair value of the put options.

(e) Cash payments totaling $44,421 for acquisition costs paid to third parties for services related to the acquisition and consisted primarily of land, legal and audit services.

(f) Issuance of 30,000 shares of common stock issued to Redemption Marketing as a consulting and finder’s fee.  The stock was valued at $210,000, or $7.00 per share based on the average market value of Arena’s common stock during the period from three days before through three days following November 18, 2004, the date of the Letter of Intent.

(g) The assumption of the asset retirement obligation of $450,400. The obligation relates to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development or normal use of the asset.  The obligation relates primarily to the requirement to plug and abandon oil and gas wells and support wells at the conclusion of their useful lives.

(2)

To record the operating revenues and the oil and natural gas production expenses from the Fuhrman-Mascho Property.

(3)

To record amortization of the oil and gas properties acquired based on the oil and gas production occurring during the periods.

(4)

To record accretion of the asset retirement obligation.

(5)

To record interest on Arena’s revolving credit facility with MidFirst Bank used to finance the acquisition of the Fuhrman-Mascho Property. In November 2004, the credit facility was increased to $25,000,000, with an increased borrowing base of $15,000,000. On December 16, 2004, the Company borrowed $9,000,000 under the terms of the revolving credit facility to fund the acquisition of the Fuhrman-Mascho Property.  The interest rate on the revolving credit facility is a floating rate equal to the 30, 60 or 90 day LIBOR rate plus 2.25%, currently 4.80% per annum, and is payable monthly.  Amounts borrowed under the revolving credit facility are due April 2007.  The revolving credit facility is secured by the Company’s principal mineral interests.

(6)

To record income taxes on the pro forma income (loss) from the Fuhrman-Mascho Property.

(7)

To adjust the operating revenues and direct operating costs from the Fuhrman-Mascho Property for the year ended December 31, 2004 to remove revenues and direct operating costs for the three months ended December 31, 2004.

HANSEN, BARNETT & MAXWELL

A Professional Corporation

CERTIFIED PUBLIC ACCOUNTANTS

5 Triad Center, Suite 750

Salt Lake City, UT 84180-1128

Phone: (801) 532-2200

Fax: (801) 532-7944

www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Arena Resources, Inc.

We have audited the accompanying statements of oil and gas revenues and direct operating costs of the Fuhrman-Mascho Property interests acquired for the periods ended December 31, 2004 and 2003 (the “financial statements”). The financial statements present only the revenues and direct operating costs of the Fuhrman-Mascho Property interests acquired by Arena Resources, Inc. on December 1, 2004. The financial statements are the responsibility of management of the selling entities, the operators of the Fuhrman-Mascho Property through December 1, 2004, and the management of Arena Resources, Inc., the operator of the Fuhrman-Mascho Property for the period from December 1, 2004 through December 31, 2004.  Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the oil and gas revenues and direct operating costs of the Fuhrman-Mascho Property interests acquired, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1, the financial statements are not a complete presentation of the operations of the Fuhrman-Mascho Property interests acquired.

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah

January 5, 2005

ARENA RESOURCES, INC.

FUHRMAN-MASCHO PROPERTY LEASES ACQUIRED

STATEMENTS OF OIL AND GAS REVENUES AND DIRECT OPERATING COSTS

For the Years Ended December 31,	2004	2003

Oil and Gas Revenues	$ 2,391,684	$ 1,930,604

Direct Operating Costs
Oil and gas production costs	1,285,825	1,250,661
Oil and gas production taxes	99,617	82,120

Total Direct Operating Costs	1,385,442	1,332,781

Direct Operating Profit	$ 1,006,242	$ 597,823

NOTE TO STATEMENTS OF OIL AND GAS REVENUES AND

DIRECT OPERATING COSTS

Basis of Presentation – The accompanying financial statements present only the oil and gas revenues and direct operating costs of the Fuhrman-Mascho Property mineral leases acquired by Arena Resources, Inc. on December 1, 2004.

Oil and gas revenues are recognized when sold and delivered to third parties.  Direct operating costs are recognized when incurred and include lease operating costs and production taxes directly related to the property interests acquired.  Direct operating costs exclude costs associated with acquisition, exploration, and development of oil and gas properties, geological and geophysical expenditures and costs of drilling and equipping productive and non-productive wells.  Depreciation and amortization of the oil and gas property interests, general and administrative expense, interest and accretion expense, income taxes and other indirect expenses have been excluded from direct operating profit because their historical amounts would not be comparable to those resulting from future operations; accordingly, the accompanying financial statements are not a complete presentation of the operations of the Fuhrman-Mascho Property mineral leases acquired.

ARENA RESOURCES, INC.

FUHRMAN-MASCHO PROPERTY LEASES ACQUIRED

SUPPLEMENTAL INFORMATION ON OIL AND GAS RESERVES

(UNAUDITED)

The following estimates of proved reserve quantities and related standardized measure of discounted net cash flow relate only to the Fuhrman-Mascho Property leases acquired. They are estimates only, and do not purport to reflect realizable values or fair market values.  Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of producing oil and gas properties.  Accordingly, these estimates are expected to change as future information becomes available.  All of the reserves are located in the United States of America.

Reserve Quantities Information – Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.  Proved developed reserves are those expected to be recovered through existing wells, equipment and methods.

For the Years Ended December 31,	2004		2003
	Oil [1]	Gas [1]	Oil [1]	Gas [1]
Proved Developed and Undeveloped Reserves
Beginning of year	6,211,639	1,814,539	6,244,908	1,815,348
Production	(37,528)	(1,144)	(33,269)	(809)
End of Year	6,174,111	1,813,395	6,211,639	1,814,539

Proved Developed Reserves at End of Year	1,300,063	403,779	1,337,591	404,923

Standardized Measure of Discounted Future Net Cash Flows – The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on year-end statutory tax rates) to be incurred on pretax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions.  The estimated future net cash flows are then discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows.

December 31,	2004	2003
Future cash inflows	$ 249,363,350	$ 188,989,684
Future production costs	(49,311,442)	(38,285,076)
Future development costs	(41,600,000)	(41,600,000)
Future income taxes	(53,873,649)	(37,095,567)
Future net cash flows	104,578,259	72,009,041
10% annual discount for estimated timing of cash flows	(37,767,532)	(28,664,332)
Standardized Measure of Discounted Future Net Cash Flows	$ 66,810,727	$ 43,344,709

Changes in the Standardized Measure of Discounted Future Net Cash Flows

For the Years Ended December 31,	2004	2003
Beginning of the year	$ 43,344,709	$ 31,060,175
Sales of oil and gas produced, net of production costs	(1,006,242)	(597,823)
Accretion of discount	4,392,521	3,153,694
Net changes in prices and production costs	32,168,293	16,057,059
Net change in income taxes	(12,088,554)	(6,328,396)
End of Year	$ 66,810,727	$ 43,344,709

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGISTRANT:  ARENA RESOURCES, INC.

Dated: March 4, 2005

By: /s/  William R. Broaddrick

William R. Broaddrick

Vice President, Chief Financial Officer